SECTION 906 CERTIFICATION

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the undersigned officers of Grosvenor Registered Multi-Strategy Fund (W), LLC (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s report on Form N-CSR for the period ended September 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Scott J. Lederman	Director, Chief Executive Officer and President	December 5, 2014
	Scott J. Lederman	(Principal Executive Officer)

By:	/s/ Zachary D. Weber	Chief Financial Officer and Treasurer	December 5, 2014
	Zachary D. Weber	(Principal Financial and Accounting Officer)

This certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.